UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2015
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MOLINA HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-31719	13-4204626
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

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200 Oceangate, Suite 100, Long Beach, California 90802
(Address of principal executive offices)

Registrant’s telephone number, including area code: (562) 435-3666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On July 15, 2015, the Company announced that its wholly owned subsidiary Molina Healthcare of Illinois, Inc., has entered into a definitive agreement to acquire certain assets of the Medicaid business of Accountable Care, LLC, also known as MyCare Chicago. As a part of the transaction, Molina Healthcare of Illinois will receive the right to assume MyCare Chicago’s Medicaid members in Cook County, Illinois, as well as certain assets related to the operation of the Medicaid business. Molina Healthcare of Illinois will fund the transaction with available cash on hand. Subject to regulatory approvals and the satisfaction of other closing conditions, the closing of the transaction is expected to occur during the fourth quarter of 2015. The full text of the press release is included as Exhibit 99.1 to this report.

Note: The information furnished herewith pursuant to Item 7.01 of this current report shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits:
Exhibit No.	Description

99.1	Joint press release of Molina Healthcare, Inc. and Accountable Care, LLC, issued July 15, 2015, regarding the definitive agreement to acquire certain assets of the Medicaid business of Accountable Care, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date:	July 16, 2015	By:	/s/ Jeff D. Barlow
Jeff D. Barlow
Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit
No.	Description

99.1

Joint press release of Molina Healthcare, Inc. and Accountable Care, LLC, issued July 15, 2015, regarding the definitive agreement to acquire certain assets of the Medicaid business of Accountable Care, LLC.